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Exhibit 8

[Letterhead of Downey Brand LLP]

May 8, 2012

Central Valley Community Bancorp
7100 N. Financial Drive, Suite 101
Fresno, California 93720

Central Valley Community Bank
7100 N. Financial Drive, Suite 101
Fresno, California 93720

Ladies and Gentlemen:

        We have acted as special counsel to Central Valley Community Bancorp, a California corporation ("Parent"), in connection with the proposed merger (the "Merger") of Parent's wholly owned subsidiary Central Valley Community Bank, a California corporation ("Bank") with and into Visalia Community Bank, a California corporation ("Visalia"), pursuant to the Agreement and Plan of Reorganization and Merger (the "Agreement"), dated as of December 19, 2012. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the "Registration Statement"), including the proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

        In providing our opinion, we have examined the Agreement, the Registration Statement, the proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by Parent and Company in their respective officer's certificates delivered to us for purposes of this opinion (the "Officer's Certificates") are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer's Certificates "to the knowledge of" or "in the belief of" any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) Parent and Company and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinions set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

        Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, (a) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and (b) Visalia shareholders will not recognize gain or loss as a result of the conversion, prior to and in connection with the merger, of shares of Visalia Series B Preferred Stock into shares of Visalia Common Stock under Sections 354 and 368 of the Code.

        Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Parent or Company of any such change or inaccuracy that may occur or come to our attention.

        We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Downey Brand LLP
Downey Brand LLP

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  Exhibit 8